Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES FIRST QUARTER FISCAL 2024 RESULTS
Loudon, TN, October 31, 2023 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the first quarter ended September 30, 2023.
First Quarter Fiscal 2024 Highlights Compared to First Quarter Fiscal 2023:
•Net sales decreased 15.3% to $255.8 million
•Unit volume decreased 24.1% to 1,698 units
•Gross profit decreased 23.9% to $56.8 million
•Net income decreased 42.5% to $20.8 million
•Adjusted EBITDA decreased 31.7% to $39.0 million
•Net income available to Class A Common Stock per share (diluted) decreased 42.0% to $0.98 per share
•Adjusted fully distributed net income per share decreased 36.9% to $1.13 per share on a fully distributed weighted-average share count of 21.3 million shares of Class A Common Stock
“As we moved through the quarter, the retail environment markedly deteriorated with the sense of urgency that customers had over the last few years largely gone, coupled with a challenged interest rate and macroeconomic landscape. Despite this rapidly evolving operating landscape, our financial results for the fiscal first quarter surpassed our expectations. This is a testament to our team’s superior execution, combined with the inherent strength across our lineup of brands. Those customers in the market are continuing to drive elevated sales prices as they look for feature-rich boats,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc.
“While we are excited about the opportunities ahead, we remain acutely aware of the headwinds facing consumers and the industry more broadly. I am confident that this team will once again bring its operational prowess to navigate the current environment, while at the same time, advancing our innovation and product development, manufacturing and vertical integration footprint, and operational excellence initiatives to ensure we once again emerge stronger as market conditions improve,” continued Mr. Springer.
First Quarter Fiscal 2024 Results (Unaudited)

	Three Months Ended September 30,
	2023	2022
	(Dollars In Thousands)
Net Sales	$255,830	$302,211
Gross Profit	$56,794	$74,605
Gross Profit Margin	22.2%	24.7%
Net Income	$20,770	$36,105
Net Income Margin	8.1%	11.9%
Adjusted EBITDA	$38,988	$57,060
Adjusted EBITDA Margin	15.2%	18.9%
Net sales for the three months ended September 30, 2023 decreased $46.4 million, or 15.3%, to $255.8 million as compared to the three months ended September 30, 2022. The decrease in net sales was driven primarily by decreased unit volumes across all segments resulting primarily from decreased retail demand and increased dealer flooring program costs across all segments resulting from higher interest rates and increased inventory levels, partially offset by a favorable model mix across all segments and inflation-driven year-over-year price increases. Unit volume for the three months ended September 30, 2023, decreased 539 units, or 24.1%, to 1,698 units as

Exhibit 99.1
compared to the three months ended September 30, 2022. Our unit volume decreased primarily due to lower wholesale shipments across all segments driven by lower retail activity during the period.
Net sales attributable to our Malibu segment decreased $40.2 million, or 27.7%, to $105.0 million for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. Unit volumes attributable to our Malibu segment decreased 414 units for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, primarily due to lower wholesale shipments driven by lower retail activity during the period. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment increased $0.4 million, or 0.4%, to $92.6 million, for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. Unit volume decreased 57 units for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. The increase in net sales was driven by inflation-driven year-over-year price increases and a favorable model mix, partially offset by a decrease in units and increased dealer flooring program costs.
Net sales attributable to our Cobalt segment decreased $6.6 million, or 10.2%, to $58.2 million for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. Unit volumes attributable to Cobalt decreased 68 units for the three months ended September 30, 2023 compared to the three months ended September 30, 2022. The decrease in net sales was driven primarily by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 11.5% to $150,665 per unit for the three months ended September 30, 2023, compared to the three months ended September 30, 2022. Net sales per unit for our Malibu segment increased 9.6% to $130,603 per unit for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 12.1% to $188,640 per unit for the three months ended September 30, 2023 driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Cobalt segment increased 5.0% to $144,424 per unit for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs.
Cost of sales for the three months ended September 30, 2023 decreased $28.6 million, or 12.6%, to $199.0 million as compared to the three months ended September 30, 2022. The decrease in cost of sales was primarily driven by a 15.3% decrease in net sales due to lower unit volumes, partially offset by higher per unit material and labor costs of $7.5 million, $7.1 million, and $2.5 million for the Malibu, Saltwater Fishing and Cobalt segments, respectively. The increase in per unit material and labor costs was primarily driven by increased prices due to inflationary pressures and a favorable model mix that corresponds to higher net sales per unit in our Malibu and Cobalt segments, partially offset by unfavorable model mix in our Saltwater Fishing segment.
Gross profit for the three months ended September 30, 2023 decreased $17.8 million, or 23.9%, to $56.8 million compared to the three months ended September 30, 2022. The decrease in gross profit was driven primarily by lower net sales partially offset by the decreased cost of sales for the reasons noted above. Gross margin for the three months ended September 30, 2023 decreased 250 basis points from 24.7% to 22.2% driven primarily by increased mix of the Saltwater Fishing segment and increased dealer flooring program costs.
Selling and marketing expenses for the three months ended September 30, 2023 increased $0.6 million, or 10.9% to $5.8 million compared to the three months ended September 30, 2022. The increase was driven primarily by increased promotional events and an increase in personnel-related expenses. As a percentage of sales, selling and marketing expenses increased 50 basis points to 2.2% for the three months ended September 30, 2023 compared to 1.7% for the three months ended September 30, 2022. General and administrative expenses for the three months ended September 30, 2023 increased $1.5 million, or 7.7%, to $20.7 million as compared to the three months ended September 30, 2022 driven primarily by an increase in personnel-related expenses. As a percentage of sales, general

Exhibit 99.1
and administrative expenses increased 170 basis points to 8.1% for the three months ended September 30, 2023 compared to 6.4% for the three months ended September 30, 2022. Amortization expense remained flat at $1.7 million for the three months ended September 30, 2023.
Operating income for the first quarter of fiscal year 2024 decreased to $28.6 million from $48.5 million in the first quarter of fiscal year 2023. Net income for the first quarter of fiscal year 2024 decreased 42.5% to $20.8 million from $36.1 million and net income margin decreased to 8.1% from 11.9% in the first quarter of fiscal year 2023. Adjusted EBITDA in the first quarter of fiscal year 2024 decreased 31.7% to $39.0 million from $57.1 million, while Adjusted EBITDA margin decreased to 15.2% from 18.9% in the first quarter of fiscal year 2023.
Fiscal 2024 Guidance
For the fiscal full year 2024, Malibu anticipates net sales decline percentage in the high teens to low twenties year-over-year and Adjusted EBITDA margin down 350-450 basis points year-over-year.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss first quarter of fiscal year 2024 results on Tuesday, October 31, 2023, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted

Exhibit 99.1
EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding trends toward larger, more custom boats; our expectations for opportunities for growth and demand for our products, including beyond calendar year 2023; and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic

Exhibit 99.1
on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
David Black
Interim Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2023	2022
Net sales	$255,830	$302,211
Cost of sales	199,036	227,606
Gross profit	56,794	74,605
Operating expenses:
Selling and marketing	5,752	5,186
General and administrative	20,705	19,220
Amortization	1,715	1,716
Operating income	28,622	48,483
Other expense, net:
Other (income) expense, net	(10)	70
Interest expense	884	1,285
Other expense, net	874	1,355
Income before provision for income taxes	27,748	47,128
Provision for income taxes	6,978	11,023
Net income	20,770	36,105
Net income attributable to non-controlling interest	511	1,222
Net income attributable to Malibu Boats, Inc.	$20,259	$34,883

Comprehensive income:
Net income	$20,770	$36,105
Other comprehensive (loss) income:
Change in cumulative translation adjustment	(751)	(1,436)
Other comprehensive (loss) income	(751)	(1,436)
Comprehensive income	20,019	34,669
Less: comprehensive income attributable to non-controlling interest	493	1,173
Comprehensive income attributable to Malibu Boats, Inc.	$19,526	$33,496

Weighted-average shares outstanding used in computing net income per share:
Basic	20,586,487	20,459,849
Diluted	20,684,230	20,632,727
Net income available to Class A Common Stock per share:
Basic	$0.98	$1.70
Diluted	$0.98	$1.69

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	September 30, 2023	June 30, 2023
Assets
Current assets
Cash	$45,462	$78,937
Trade receivables, net	64,846	68,381
Inventories, net	174,128	171,189
Prepaid expenses and other current assets	12,083	7,827
Total current assets	296,519	326,334
Property, plant and equipment, net	237,548	204,792
Goodwill	100,389	100,577
Other intangible assets, net	219,717	221,458
Deferred tax asset	58,566	62,573
Other assets	9,668	10,190
Total assets	$922,407	$925,924
Liabilities
Current liabilities
Accounts payable	$37,995	$40,402
Accrued expenses	109,478	187,078
Income taxes and tax distribution payable	839	847
Payable pursuant to tax receivable agreement, current portion	4,111	4,111
Total current liabilities	152,423	232,438
Deferred tax liabilities	28,650	28,453
Other liabilities	9,468	9,926
Payable pursuant to tax receivable agreement, less current portion	39,354	39,354
Long-term debt	65,000	—
Total liabilities	294,895	310,171

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,404,413 shares issued and outstanding as of September 30, 2023; 20,603,822 issued and outstanding as of June 30, 2023	202	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of September 30, 2023 and June 30, 2023	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of September 30, 2023 and June 30, 2023	—	—
Additional paid in capital	78,194	86,321
Accumulated other comprehensive loss	(5,091)	(4,340)
Accumulated earnings	545,956	525,697
Total stockholders' equity attributable to Malibu Boats, Inc.	619,261	607,882
Non-controlling interest	8,251	7,871
Total stockholders’ equity	627,512	615,753
Total liabilities and stockholders' equity	$922,407	$925,924

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended September 30,
	2023	2022
Net income	$20,770	$36,105
Provision for income taxes	6,978	11,023
Interest expense	884	1,285
Depreciation	6,324	5,296
Amortization	1,715	1,716
Professional fees [1]	857	—
Stock-based compensation expense [2]	1,460	1,635
Adjusted EBITDA	$38,988	$57,060
Net Sales	$255,830	$302,211
Net Income Margin [3]	8.1%	11.9%
Adjusted EBITDA Margin [3]	15.2%	18.9%

(1)	For the three months ended September 30, 2023, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(2)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(3)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended September 30,
	2023	2022
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$20,259	$34,883
Provision for income taxes	6,978	11,023
Professional fees [1]	857	—
Acquisition related expenses [2]	1,677	1,677
Stock-based compensation expense [3]	1,460	1,635
Net income attributable to non-controlling interest [4]	511	1,222
Fully distributed net income before income taxes	31,742	50,440
Income tax expense on fully distributed income before income taxes [5]	7,777	12,276
Adjusted fully distributed net income	$23,965	$38,164

	Three Months Ended September 30,
	2023	2022
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income per share:	20,586,487	20,459,849
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [6]	455,919	600,919
Weighted-average unvested restricted stock awards issued to management [7]	232,584	254,781
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,274,990	21,315,549

Exhibit 99.1
The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended September 30,
	2023	2022
Net income available to Class A Common Stock per share	$0.98	$1.70
Impact of adjustments:
Provision for income taxes	0.34	0.54
Professional fees [1]	0.04	—
Acquisition related expenses [2]	0.08	0.08
Stock-based compensation expense [3]	0.07	0.08
Net income attributable to non-controlling interest [4]	0.02	0.06
Fully distributed net income per share before income taxes	1.53	2.46
Impact of income tax expense on fully distributed income before income taxes [5]	(0.38)	(0.60)
Impact of increased share count [8]	(0.02)	(0.07)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.13	$1.79

(1)	For the three months ended September 30, 2023, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(2)	For the three months ended September 30, 2023 and 2022, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(5)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.3% of income before income taxes for the three months ended September 30, 2023 and 2022, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2024 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(6)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(7)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(8)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.